Exhibit 99.1

Old Second Bancorp, Inc.		For Immediate Release
(NASDAQ:OSBC)		January 21, 2015

Contact:	J. Douglas Cheatham
Chief Financial Officer
(630) 906-5484

Old Second Reports Fourth Quarter Net Income of $3.0 million.

Net interest income increased on a linked quarter basis continuing the trend seen throughout 2014.  Net interest income increased 3.3% year over year.

Improved credit quality reflected in a $1.3 million loan loss reserve release in the quarter.

Year over year noninterest expense decreased $9.5 million across several categories most notably legal fees, general bank insurance and reduced expense on other real estate owned (OREO) properties.

Loans increased $18.5 million in the 4th quarter while OREO assets declined $8.9 million.  Loans increased 5.3% from year end 2013.

AURORA, IL, January 21, 2015  – Old Second Bancorp, Inc. (the “Company” or “Old Second”) (NASDAQ: OSBC), parent company of Old Second National Bank (the “Bank”), today announced financial results for the fourth quarter of 2014 and the year ended December 31, 2014.  The Company reported net income of $3.0 million for the fourth quarter of 2014, compared to net income of $213,000 in the fourth quarter of 2013.  The Company’s net income available to common stockholders of $1.9 million, or $0.06 per diluted share, for the quarter, compared to a net loss available to common stockholders of $1.1 million, or $0.08 per diluted share, in the fourth quarter of 2013.  The full year 2014 net income available to common stockholders of $11.9 million is down from $76.8 million in 2013.  The full year 2013 included a tax benefit of $70.0 million in the third quarter primarily from the reversal of a significant portion of the valuation allowance against deferred tax assets.

Financial Highlights/Overview

•

Fourth quarter 2014 net income before taxes increased by $4.8 million from the fourth quarter of 2013 and $116,000 from the third quarter of 2014.  The increase from the fourth quarter of 2013 was driven by sharply higher gains on securities sales (a loss item in 2013), improved debit card interchange income reflecting an improving trend seen over recent quarters, and lower noninterest expense, notably legal fees and amortization expense on the core deposit intangible asset which was fully amortized in the third quarter.  The small linked quarter increase reflects improved net interest income and the 4th quarter 2014 loan loss reserve release offset by reduced levels in many noninterest income categories most notably net gains on securities sales.

•

Fourth quarter 2014 net income available to common stockholders was $1.9 million compared to a net loss of $1.1 million for the fourth quarter 2013.    On a linked quarter basis, fourth quarter net income available to common stockholders is essentially unchanged from the 2014 third quarter of 2014.

•	The tax-equivalent net interest margin was 3.35% during the fourth quarter of 2014 compared to 3.13% in the same quarter of 2013.
•

Fourth quarter 2014 noninterest income of $7.1 million was $3.2 million higher than the fourth quarter of 2013 and $1.2 million lower than the third quarter of 2014.  The year over year quarterly comparison reflects $262,000 in net gains on securities sales compared to a $4.1 million net loss on securities sales in the 2013 period and debit card interchange income of $1.0 million, or $142,000 greater than in 2013.  On a linked quarter basis, reductions in service charges, residential mortgage banking, and a large decrease in securities gains lead to the reductions in noninterest income.

•

Noninterest expenses of $18.8 million were 6.5% lower in the fourth quarter compared to the fourth quarter 2013.  Expenses declined across several expense lines, notably FDIC insurance expense, amortization of core deposit expense, and legal fees.  Fourth quarter expenses were up 2.3% compared to the third quarter 2014 as increases in other real estate owned (“OREO”) expenses and salaries and benefits outweigh decreased core deposit amortization expense.

•

On December 30, 2014, the Company provided notice that it was redeeming approximately one-third of the issued and outstanding shares of the Company’s Fixed Rate Cumulative Perpetual Preferred Stock, Series B (the “Series B Preferred Stock”). The effective date for the redemption is January 31, 2015, and the redemption price will be the stated liquidation value of $1,000 per share, together with any accrued and unpaid dividends accumulated to, but excluding, the redemption date. As of December 30, 2014, there were 47,331 shares of the Series B Preferred Stock outstanding, and redeeming one-third of the Series B Preferred Stock will result in the redemption of approximately 15,778 shares of Series B Preferred Stock. Following the redemption, approximately 31,553 shares of the Series B Preferred Stock will remain outstanding.

Capital Ratios

	December 31,	September 30,	December 31,
	2014	2014	2013
The Bank's leverage capital ratio	12.02%	11.67%	10.97%
The Bank's total risk-based capital ratio	18.72%	18.47%	18.04%
The Company's leverage capital ratio	9.93%	9.68%	6.96%
The Company's total risk-based capital ratio	17.67%	17.56%	15.16%
The Company's tangible common equity to tangible assets	7.12%	7.15%	3.67%

•

The 2014 ratios shown above reflect the capital raise completed in 2014.    Repeating information found in previous 2014 releases or reports, the Company’s total risk-based capital ratio has been adjusted for December  31, 2013, to correctly account for the Company’s subordinated debt, a portion of which was excluded from Tier 2 capital because the subordinated debt is within five years of maturity.  This change resulted in an immaterial reduction in the Company’s total risk-based capital ratio as of December  31, 2013.  The reduction in regulatory capital amounts and ratios has no impact on the Company’s historical consolidated financial statements or stockholders’ equity, which were stated in accordance with generally accepted accounting principles.

•	All ratios presented are based on the regulatory capital rules in effect in 2014 and do not reflect the new capital requirements of Basel III, which took effect on January 1, 2015.

Asset Quality & Earning Assets

•

Nonperforming loans declined by $12.7 million to $27.1 million at December 31, 2014, from $39.8 million at December 31, 2013.  This same metric decreased in the fourth quarter from $31.7 million at September 30, 2014.

•

OREO assets declined from $41.5 million at December 31, 2013 and $40.9 million at September 30, 2014, to $32.0 million at December 31, 2014.  A lower quarterly level of new properties added in the quarter was offset by a strong quarter in property dispositions and an elevated level of valuation writedowns.

•

Loans increased $58.1 million since year end 2013 and $18.5 million in the fourth quarter of 2014.  Fourth quarter 2014 average loans increased by $7.9 million from the third quarter and $69.0 million compared to the fourth quarter 2013.

•

Securities held-to-maturity at amortized cost of $259.7 million at December 31, 2014 reflect a decrease from $263.0 million at September 30, 2014.  The end of the fourth quarter of 2014 total compares to $256.6 million held-to-maturity at year end 2013.  December 31, 2014, available-for-sale securities at fair value totaled $385.5 million, which is an increase from $362.2 million at end of the third quarter of 2014.

•	Management review of the loan portfolio concluded that improvements in asset quality were sufficient to justify a loan loss reserve release of $1.3 million in the fourth quarter.

Net Interest Income1

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Three Months Ended December 31, 2014 and 2013

(Dollar amounts in thousands - unaudited)

	2014			2013
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest bearing deposits	$19,643	$13	0.26%	$26,370	$17	0.25%
Securities:
Taxable	619,307	3,691	2.38	620,096	3,583	2.31
Non-taxable (TE)	11,412	148	5.19	13,739	225	6.55
Total securities	630,719	3,839	2.43	633,835	3,808	2.40
Dividends from Reserve Bank and FHLBC stock	9,058	77	3.40	10,292	76	2.95
Loans and loans held-for-sale[1]	1,145,362	13,649	4.66	1,075,239	13,090	4.76
Total interest earning assets	1,804,782	17,578	3.83	1,745,736	16,991	3.83
Cash and due from banks	31,314	-	-	35,063	-	-
Allowance for loan losses	(23,231)	-	-	(30,704)	-	-
Other noninterest bearing assets	227,729	-	-	249,230	-	-
Total assets	$2,040,594			$1,999,325

Liabilities and Stockholders' Equity
NOW accounts	$321,662	$69	0.09%	$291,907	$63	0.09%
Money market accounts	298,134	70	0.09	313,793	101	0.13
Savings accounts	237,870	37	0.06	227,031	40	0.07
Time deposits	421,584	896	0.84	479,047	1,447	1.20
Interest bearing deposits	1,279,250	1,072	0.33	1,311,778	1,651	0.50
Securities sold under repurchase agreements	27,298	1	0.01	26,599	1	0.01
Other short-term borrowings	24,946	8	0.13	3,532	1	0.11
Junior subordinated debentures	58,378	1,072	7.35	58,378	1,361	9.33
Subordinated debt	45,000	199	1.73	45,000	201	1.75
Notes payable and other borrowings	500	4	3.13	500	4	3.13
Total interest bearing liabilities	1,435,372	2,356	0.65	1,445,787	3,219	0.89
Noninterest bearing deposits	400,001	-	-	373,058	-	-
Other liabilities	12,177	-	-	37,934	-	-
Stockholders' equity	193,044	-	-	142,546	-	-
Total liabilities and stockholders' equity	$2,040,594			$1,999,325
Net interest income (TE)		$15,222			$13,772
Net interest income (TE)
to total earning assets			3.35%			3.13%
Interest bearing liabilities to earning assets	79.53%			82.82%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 16  and includes fees of $572,000 and $532,000 for the fourth quarter of 2014 and 2013, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

ANALYSIS OF AVERAGE BALANCES,

TAX EQUIVALENT INTEREST AND RATES

Years ended December 31, 2014 and 2013

(Dollar amounts in thousands - unaudited)

	2014			2013
	Average			Average
	Balance	Interest	Rate	Balance	Interest	Rate
Assets
Interest bearing deposits	$28,106	$73	0.26%	$43,801	$108	0.24%
Securities:
Taxable	616,187	14,131	2.29	586,188	11,692	1.99
Non-taxable (TE)	16,425	727	4.43	14,616	904	6.19
Total securities	632,612	14,858	2.35	600,804	12,596	2.10
Dividends from Reserve Bank and FHLBC stock	9,677	309	3.19	10,629	304	2.86
Loans and loans held-for-sale[1]	1,127,590	53,170	4.65	1,106,447	56,417	5.03
Total interest earning assets	1,797,985	68,410	3.76	1,761,681	69,425	3.90
Cash and due from banks	32,628	-	-	26,871	-	-
Allowance for loan losses	(24,981)	-	-	(35,504)	-	-
Other noninterest bearing assets	231,767	-	-	209,640	-	-
Total assets	$2,037,399			$1,962,688

Liabilities and Stockholders' Equity
NOW accounts	$314,212	$266	0.08%	$290,998	$255	0.09%
Money market accounts	305,595	317	0.10	318,343	443	0.14
Savings accounts	238,326	155	0.07	226,404	161	0.07
Time deposits	446,133	4,500	1.01	493,855	6,774	1.37
Interest bearing deposits	1,304,266	5,238	0.40	1,329,600	7,633	0.57
Securities sold under repurchase agreements	26,093	3	0.01	23,313	3	0.01
Other short-term borrowings	12,534	16	0.13	15,849	25	0.16
Junior subordinated debentures	58,378	4,919	8.43	58,378	5,298	9.08
Subordinated debt	45,000	792	1.74	45,000	811	1.78
Notes payable and other borrowings	500	16	3.16	500	16	3.16
Total interest bearing liabilities	1,446,771	10,984	0.76	1,472,640	13,786	0.94
Noninterest bearing deposits	388,295	-	-	362,871	-	-
Other liabilities	20,218	-	-	36,063	-	-
Stockholders' equity	182,115	-	-	91,114	-	-
Total liabilities and stockholders' equity	$2,037,399			$1,962,688
Net interest income (TE)		$57,426			$55,639
Net interest income (TE)
to total earning assets			3.19%			3.16%
Interest bearing liabilities to earning assets	80.47%			83.59%

1 Interest income from loans is shown on a tax equivalent basis as discussed in the table on page 16 and includes fees of $2.3 million and $2.5 million for the years ended December 31, 2014 and 2013, respectively.  Nonaccrual loans are included in the above stated average balances.

Note: Tax equivalent basis is calculated using a marginal tax rate of 35%.

Net interest and dividend income on a linked quarter basis increased $471,000.  Quarterly average earning assets increased $59.0 million from the fourth quarter of 2013 for a total of $1.75 billion.  Management continued to emphasize asset quality in all securities purchases and the year over year quarterly average total securities decreased.  Loan growth in each of the last four quarters, resulted in a year over year fourth quarter average loans increase of $69.0 million.  On a linked quarter basis, fourth quarter average earning assets reflected increases in both securities and loans.

Asset Quality

Nonperforming loans consist of nonaccrual loans, nonperforming restructured accruing loans and loans 90 days or greater past due but still accruing.  Total nonperforming loans were $27.1 million at December 31, 2014,  a decrease from $31.7 million at September 30, 2014.

Net charge-offs for the fourth quarter of 2014 were slightly lower on a linked quarter basis and reflected decreases in both charge-offs and recoveries compared to the third quarter.

Classified loans include nonaccrual, performing troubled debt restructurings and all other loans considered substandard and also decreased in the quarter as shown below.  Given the overall improvement in the loan asset quality profile, management concluded that a loan loss reserve release was justified in fourth quarter.

				December 31, 2014
	Classified loans as of			Dollar Change From
(in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2014	2014	2013	2014	2013
Real estate-construction	$4,045	$4,298	$3,024	$(253)	$1,021
Real estate-residential:
Investor	2,263	3,407	9,750	(1,144)	(7,487)
Owner occupied	7,343	7,797	7,699	(454)	(356)
Revolving and junior liens	3,713	3,675	3,971	38	(258)
Real estate-commercial, nonfarm	19,170	24,768	37,297	(5,598)	(18,127)
Real estate-commercial, farm	-	-	-	-	-
Commercial	4,403	4,251	481	152	3,922
Other	1	1	1	-	-
	$40,938	$48,197	$62,223	$(7,259)	$(21,285)

.

Allowance for Loan and Lease Losses

The Bank’s allowance for loan loss methodology generates an accounting estimate of loan and lease losses as of the financial statement date and incorporates management’s current judgments about the credit quality of the loan portfolio.  The methodology is subject to periodic review by the Company’s independent auditors and banking regulators.  No significant methodology changes were made in 2014.

Under established and reviewed methodology, management updated the appropriate specific allocations in the fourth quarter after receiving recent appraisals or information on cash flow trends related to the impaired credits.  Specific allocations decreased markedly from December 31, 2013, and also decreased from the third quarter of 2014.  Loan balances subject to general factors increased as of December 31, 2014, from year end 2013 and September 30, 2014.  Management determined the estimate for the allowance for loan losses based upon a number of factors, including an evaluation of credit market circumstances, loan growth or contraction, the quality of the loan portfolio and loan loss experience.

After reviewing the loan portfolio, management believed that a loan loss reserve release of $1.3 million was appropriate in the quarter.

Other Real Estate Owned

OREO decreased by $8.9 million from $40.9 million at September 30, 2014,  to $32.0 million at December 31, 2014, and was down from $41.5 million at December 31, 2013.  While additions to the OREO portfolio again slowed in the fourth quarter compared to previous quarters in 2014, dispositions also increased dramatically in the fourth quarter.  One addition to the OREO portfolio in the quarter reflects management’s expenditure on improvements to a property that was also sold in the fourth quarter.  Further, the overall total was reduced by the $1.8 million in reserve writedown expense in the quarter, an amount higher than the elevated writedown expense recorded in the third quarter of 2014.  Overall, a net gain on sale of $379,000 was realized in the fourth quarter.

Noninterest Income

				4th Qtr 2014
	Three Months Ended			Dollar Change From
(in thousands)	4th Qtr	3rd Qtr	4th Qtr	3rd Qtr	4th Qtr
	2014	2014	2013	2014	2013
Trust income	$1,579	$1,483	$1,673	$96	$(94)
Service charges on deposits	1,725	1,838	1,877	(113)	(152)
Residential mortgage banking revenue	1,100	1,340	1,858	(240)	(758)
Securities (loss) gains, net	262	1,231	14	(969)	248
Loss on sale of CDO	-	-	(4,117)	-	4,117
Total Securities gains (loss), net	262	1,231	(4,103)	(969)	4,365
Increase in cash surrender value of bank-owned life insurance	369	304	405	65	(36)
Debit card interchange income	1,035	1,011	893	24	142
Other income	1,021	1,116	1,263	(95)	(242)
Total noninterest income	$7,091	$8,323	$3,866	$(1,232)	$3,225

As shown above, noninterest income experienced no significant linked quarter changes in the fourth quarter except for lower gains on securities.  The number of applications for residential mortgages in the fourth quarter remained flat compared to earlier quarters in the year and below the number of applications received in first quarter 2013.  For the full year 2014, residential mortgage banking revenue declined approximately 47.1%, primarily on a sharp reduction in gains on the sale of mortgage loans.  Year over year noninterest income was down 6.3% from 2013 essentially across all categories, with the largest dollar and percentage declines found in residential mortgage banking.

Noninterest Expense

				4th Qtr 2014
	Three Months Ended			Dollar Change From
(in thousands)	4th Qtr	3rd Qtr	4th Qtr	3rd Qtr	4th Qtr
	2014	2014	2013	2014	2013
Salaries	$7,299	$7,141	$7,141	$158	$158
Bonus	180	475	686	(295)	(506)
Benefits and other	1,548	1,240	1,353	308	195
Total salaries and employee benefits	9,027	8,856	9,180	171	(153)
Occupancy expense, net	1,154	1,143	1,245	11	(91)
Furniture and equipment expense	1,016	989	990	27	26
FDIC insurance	615	649	981	(34)	(366)
General bank insurance	358	371	489	(13)	(131)
Amortization of core deposit intangible asset	-	154	525	(154)	(525)
Advertising expense	225	291	384	(66)	(159)
Debit card interchange expense	423	418	361	5	62
Legal fees	335	332	642	3	(307)
Other real estate owned expense, net	2,252	2,007	1,804	245	448
Other expense	3,362	3,134	3,472	228	(110)
Total noninterest expense	$18,767	$18,344	$20,073	$423	$(1,306)

Noninterest expense increased on a linked quarter basis primarily on higher compensation costs, increased costs related to employee health programs and elevated expense on OREO properties.  Other expense shown above reflects a variety of items most notably a $56,000 loss of ATM debit card fraud.  The linked quarter increase in OREO expense was driven by valuation expenses that were greater than gains on sales and the Company’s other reductions in OREO expense.  Increased compensation costs reflect an annual payment to all Company employees in December and a quarter to quarter increase in employee health insurance group claims.  The core deposit intangible asset was fully amortized in July providing some offset to other quarter over quarter line item expense increases.  Expenses were flat or down in the fourth quarter 2014 compared to the same period in 2013 for most categories, excluding total OREO expense, net and debit card interchange expense.  Noninterest expense was down 11.4% from 2013.  All expense information in this release incorporates a year end 2013 Company decision to reclassify OREO revenues from noninterest income to noninterest expense.

Additional Loan Detail

				December 31, 2014
	Major Classification of Loans as of			Dollar Change From
(in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2014	2014	2013	2014	2013
Commercial	$119,158	$106,592	$94,736	$12,566	$24,422
Real estate - commercial	600,629	600,649	560,233	(20)	40,396
Real estate - construction	44,795	41,936	29,351	2,859	15,444
Real estate - residential	370,191	365,602	390,201	4,589	(20,010)
Consumer	3,504	3,142	2,760	362	744
Overdraft	649	1,198	628	(549)	21
Lease financing receivables	8,038	8,398	10,069	(360)	(2,031)
Other	11,630	12,757	12,793	(1,127)	(1,163)
	1,158,594	1,140,274	1,100,771	18,320	57,823
Net deferred loan costs	738	608	485	130	253
	$1,159,332	$1,140,882	$1,101,256	$18,450	$58,076

Fourth quarter 2014 loan production resulted in an  increase of $18.5 million in loans outstanding from the third quarter.  Increases for the quarter are seen in most portfolio segments, most notably in Commercial.  Management continued to emphasize loan portfolio quality and transactions in our core market area that the Company expects will develop as long-term relationship opportunities.  This approach also develops client relationships with core clientele, reduced portfolio runoff and potential long term business development beneficial to both the Company and the client.

Commercial relationship managers continue to focus on building the loan pipeline with opportunities after a long period of runoff.  Management believes that the competitive landscape within the Chicago market is challenging and that it may remain so for a prolonged period.  New business development continues as a priority focus and management believes solid progress has been made both in terms of 2014 production and in building a pipeline for future loans.

Additional Securities Detail

				December 31, 2014
(in thousands)	Securities Portfolio As of			Dollar Change From
	December 31,	September 30,	December 31,	September 30,	December 31,
Securities available-for-sale, at fair value	2014	2014	2013	2014	2013

U.S. Treasury	$1,527	$1,532	$1,544	$(5)	$(17)
U.S. government agencies	1,624	1,638	1,672	(14)	(48)
States and political subdivisions	22,018	13,879	16,794	8,139	5,224
Corporate bonds	30,985	30,781	15,102	204	15,883
Collateralized mortgage obligations	63,627	28,417	63,876	35,210	(249)
Asset-backed securities	173,496	192,798	273,203	(19,302)	(99,707)
Collateralized loan obligations	92,209	93,198	-	(989)	92,209
Total securities available-for-sale	$385,486	$362,243	$372,191	$23,243	$13,295
Securities held-to-maturity, at amortized cost
U.S. government agency mortgage-backed	$37,125	$37,321	$35,268	$(196)	$1,857
Collateralized mortgage obligations	222,545	225,719	221,303	(3,174)	1,242
Total securities held-to-maturity	$259,670	$263,040	$256,571	$(3,370)	$3,099

Total securities	$645,156	$625,283	$628,762	$19,873	$16,394

The investment portfolio ended 2014 at $645.2 million, an increase of $19.9 million during the fourth quarter and $16.4 million from December 2013.  There were no purchases or sales to the held-to-maturity portion of the portfolio during the fourth quarter of 2014.  Fourth quarter of 2014 purchases totaled $56.4 million, which included $11.9 million in asset-backed securities, $36.5 million in collateralized mortgage obligations, and an $8.0 million tax anticipation warrant for a local school district.  During the fourth quarter of 2014 there were sales totaling $31.5 million, all in the asset-backed security category.

Realized gains on sales were $262,000 during the fourth quarter of 2014 down from gains of $1.2 million in the third quarter.  Unrealized losses, net of deferred taxes, increased $481,000 over the previous quarter end.

At December 31, 2014, the Company was holding investments by three issuers (down from four issuers at September 30, 2014) where each holding exceeds 10% of stockholders’ equity.  Company investment managers have assessed the quality of the issuers to confirm that underwriting standards meet expectation and requirements under the Company’s investment policy.  All of the investments for these issuers are guaranteed by the U.S. Department of Education.

Deposits Detail

				December 31, 2014
	Deposit Detail As of			Dollar Change From
(in thousands)	December 31,	September 30,	December 31,	September 30,	December 31,
	2014	2014	2013	2014	2013
Noninterest bearing	$400,447	$380,687	$373,389	$19,760	$27,058
Savings	239,845	236,289	228,589	3,556	11,256
NOW accounts	328,641	315,665	297,852	12,976	30,789
Money market accounts	296,617	296,418	309,859	199	(13,242)
Certificates of deposits:
of less than $100,000	251,108	256,452	288,345	(5,344)	(37,237)
of $100,000 or more	168,397	171,244	184,094	(2,847)	(15,697)
	$1,685,055	$1,656,755	$1,682,128	$28,300	$2,927

The December 31, 2014, change in total deposits of $28.3 million when compared to the end of third quarter 2014 resulted from several factors.  Notably, certificates of deposit continued to decline as deposits taken in during a higher interest rate environment have matured and are not renewed at the current rate structure.  The rate of decline slowed in the fourth quarter.  However, as shown above, the decline was offset by quarterly increases in transactional deposit accounts.  Total deposits ended 2014 at the level seen throughout late 2013 and in the first half of 2014.

Borrowings

The Company's borrowings at the Federal Home Loan Bank of Chicago (the “FHLBC”) require the Bank to be a member and invest in the stock of the FHLBC.   Total borrowings are generally limited to the lower of 35% of total assets or 60% of the book value of certain mortgage loans.  As of December 31, 2014, the Bank had $45.0 million outstanding under FHLBC advances compared to $40.0 million outstanding in advances at September 30, 2014.

At  December 31, 2014, the Company was in compliance with all covenants contained in the credit agreement supporting the $45.5 million credit facility with a correspondent bank.  As of September 30, 2014, the Company reported being out of compliance on two of the financial covenants contained in the referenced credit agreement.

The Company is also indebted on $58.4 million of junior subordinated debentures related to the trust preferred securities issued by its two statutory trust subsidiaries, Old Second Capital Trust I and Old Second Capital Trust II.  In April, 2014, the Company concluded a successful capital raise and used some of the capital raise proceeds to pay interest accrued but previously unpaid on the trust preferred securities and, as of the date fereof, the Company is current on the payments due on these securities.

Capital

At December 31, 2014, the Bank’s Tier 1 capital leverage ratio was 12.02%, up 35 basis points from September 30, 2014.  The Bank’s total capital ratio was 18.72%, up 25 basis points from September 30, 2014.    The Bank’s board of directors has determined that the Bank should maintain a Tier 1 leverage capital ratio at or above 8% and a total risk-based capital ratio at or above 12%.  The Bank currently exceeds those thresholds.    All capital ratios discussed in this paragraph reflect additional capital from the previously disclosed 2014 capital raise.

At December 31, 2014, the Company, on a consolidated basis, exceeded the minimum thresholds to be considered “adequately capitalized” under the then current regulatory defined capital ratios.  The Company and the Bank are subject to regulatory capital requirements administered by federal banking agencies.  In addition to the above regulatory ratios, the Company’s non-GAAP tangible common equity to tangible assets slightly decreased to 7.12% at December 31, 2014, compared to 7.15% at September 30, 2014.  The Tier 1 common equity to risk weighted assets increased to 6.80% at December 31, 2014, compared to 6.50% at September 30, 2014.

Non-GAAP Presentations: Management has traditionally disclosed certain non-GAAP ratios to evaluate and measure the Company’s performance, including a net interest margin calculation.  The net interest margin is calculated by dividing net interest income on a tax equivalent basis by average earning assets for the period.  Management believes this measure provides investors with information regarding balance sheet profitability.  Consistent with industry practice, management also disclosed the tangible common equity to tangible assets and the Tier 1 common equity to risk weighted assets in the discussion immediately above and in the following tables.  The tables provide a reconciliation of each non-GAAP measure to the most comparable GAAP equivalent.

Forward Looking Statements: This report may contain forward-looking statements.  Forward looking statements are identifiable by the inclusion of such qualifications as expects, intends, believes, may, likely or other indications that the particular statements are not based upon facts but are rather based upon the Company’s beliefs as of the date of this release.  Actual events and results may differ significantly from those described in such forward-looking statements, due to changes in the economy, interest rates or other factors.  Additionally, all statements in this document, including forward-looking statements, speak only as of the date they are made, and the Company undertakes no obligation to update any statement in light of new information or future events.  For additional information concerning the Company and its business, including other factors that could materially affect the Company’s financial results or cause actual results to differ substantially from those discussed or implied in forward looking statements contained in this release, please review our filings with the Securities and Exchange Commission.

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Balance Sheets

(In thousands, except share data)

	(Unaudited)
	December 31,	December 31,
	2014	2013
Assets
Cash and due from banks	$30,101	$33,210
Interest bearing deposits with financial institutions	14,096	14,450
Cash and cash equivalents	44,197	47,660
Securities available-for-sale, at fair value	385,486	372,191
Securities held-to-maturity, at amortized cost	259,670	256,571
Federal Home Loan Bank and Federal Reserve Bank stock	9,058	10,292
Loans held-for-sale	5,072	3,822
Loans	1,159,332	1,101,256
Less: allowance for loan losses	21,637	27,281
Net loans	1,137,695	1,073,975
Premises and equipment, net	42,335	46,005
Other real estate owned	31,982	41,537
Mortgage servicing rights, net	5,462	5,807
Core deposit intangible, net	-	1,177
Bank-owned life insurance (BOLI)	56,807	55,410
Deferred tax assets, net	70,141	75,303
Other assets	13,882	14,284
Total assets	$2,061,787	$2,004,034

Liabilities
Deposits:
Noninterest bearing demand	$400,447	$373,389
Interest bearing:
Savings, NOW, and money market	865,103	836,300
Time	419,505	472,439
Total deposits	1,685,055	1,682,128
Securities sold under repurchase agreements	21,036	22,560
Other short-term borrowings	45,000	5,000
Junior subordinated debentures	58,378	58,378
Subordinated debt	45,000	45,000
Notes payable and other borrowings	500	500
Other liabilities	12,655	42,776
Total liabilities	1,867,624	1,856,342

Stockholders’ Equity
Preferred stock	47,331	72,942
Common stock	34,365	18,830
Additional paid-in capital	115,332	66,212
Retained earnings	100,697	92,549
Accumulated other comprehensive loss	(7,713)	(7,038)
Treasury stock	(95,849)	(95,803)
Total stockholders’ equity	194,163	147,692
Total liabilities and stockholders’ equity	$2,061,787	$2,004,034

Old Second Bancorp, Inc. and Subsidiaries

Consolidated Statements of Operations

(In thousands, except share data)

	(unaudited)		(unaudited)
	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Interest and dividend income
Loans, including fees	$13,580	$13,040	$52,926	$56,193
Loans held-for-sale	41	32	133	156
Securities:
Taxable	3,691	3,583	14,131	11,692
Tax exempt	96	146	472	587
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	77	76	309	304
Interest bearing deposits with financial institutions	13	17	73	108
Total interest and dividend income	17,498	16,894	68,044	69,040
Interest expense
Savings, NOW, and money market deposits	176	204	738	859
Time deposits	896	1,447	4,500	6,774
Other short-term borrowings	9	2	19	28
Junior subordinated debentures	1,072	1,361	4,919	5,298
Subordinated debt	199	201	792	811
Notes payable and other borrowings	4	4	16	16
Total interest expense	2,356	3,219	10,984	13,786
Net interest and dividend income	15,142	13,675	57,060	55,254
Loan loss reserve release	(1,300)	(2,500)	(3,300)	(8,550)
Net interest and dividend income after provision for loan losses	16,442	16,175	60,360	63,804
Noninterest income
Trust income	1,579	1,673	6,198	6,339
Service charges on deposits	1,725	1,877	7,079	7,256
Secondary mortgage fees	180	141	621	821
Mortgage servicing gain, net of changes in fair value	(60)	691	209	1,913
Net gain on sales of mortgage loans	980	1,026	3,594	5,627
Securities gains (loss), net	262	(4,103)	1,719	(1,912)
Increase in cash surrender value of bank-owned life insurance	369	405	1,397	1,603
Death benefit realized on bank-owned life insurance	-	-	-	381
Debit card interchange income	1,035	893	3,806	3,458
Other income	1,021	1,263	4,593	5,697
Total noninterest income	7,091	3,866	29,216	31,183
Noninterest expense
Salaries and employee benefits	9,027	9,180	36,167	36,688
Occupancy expense, net	1,154	1,245	4,963	5,032
Furniture and equipment expense	1,016	990	3,972	4,264
FDIC insurance	615	981	2,170	4,027
General bank insurance	358	489	1,561	2,318
Amortization of core deposit	-	525	1,177	2,099
Advertising expense	225	384	1,278	1,225
Debit card interchange expense	423	361	1,631	1,433
Legal fees	335	642	1,333	2,066
Other real estate expense, net	2,252	1,804	6,917	10,747
Other expense	3,362	3,472	12,510	13,245
Total noninterest expense	18,767	20,073	73,679	83,144
Income (loss) before income taxes	4,766	(32)	15,897	11,843
Provision (benefit) for income taxes	1,777	(245)	5,761	(70,242)
Net income	$2,989	$213	$10,136	$82,085
Preferred stock dividends and accretion of discount	1,077	1,341	5,062	5,258
Dividends waived upon preferred stock redemption	-	-	(5,433)	-
Gain on preferred stock redemption	-	-	(1,348)	-
Net income (loss) available to common stockholders	$1,912	$(1,128)	$11,855	$76,827

Basic earnings (loss) per share	$0.06	$(0.08)	$0.46	$5.45
Diluted earnings (loss) per share	0.06	(0.08)	0.46	5.45

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Average Balance

(In thousands, except share data, unaudited)

	2013				2014
Assets	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Cash and due from banks	$29,913	$22,948	$19,584	$35,063	$29,901	$36,827	$32,459	$31,314
Interest bearing deposits with financial institutions	68,995	43,933	36,456	26,370	23,775	30,333	38,603	19,643
Cash and cash equivalents	98,908	66,881	56,040	61,433	53,676	67,160	71,062	50,957

Securities available-for-sale, at fair value	558,233	590,629	544,500	376,488	371,229	388,309	348,791	261,775
Securities held-to-maturity, at amortized cost	-	-	74,983	257,347	263,765	264,070	263,832	368,944
Federal Home Loan Bank and Federal Reserve Bank stock	11,202	10,742	10,292	10,292	10,292	10,292	9,085	9,058
Loans held-for-sale	5,087	5,577	3,449	2,919	2,344	2,829	3,758	4,065
Loans	1,138,579	1,113,315	1,085,487	1,072,320	1,104,065	1,118,089	1,133,379	1,141,297
Less : allowance for loan losses	38,994	38,228	34,197	30,704	27,102	25,146	24,492	23,231
Net loans	1,099,585	1,075,087	1,051,290	1,041,616	1,076,963	1,092,943	1,108,887	1,118,066

Premises and equipment, net	47,208	47,136	46,679	46,236	45,972	45,575	45,116	42,516
Other real estate owned	71,061	63,377	57,081	48,055	39,971	39,094	38,757	39,566
Mortgage servicing rights, net	4,292	4,552	5,489	5,432	5,569	5,527	5,522	5,468
Core deposit intangible, net	3,012	2,480	1,955	1,428	916	399	23	-
Bank-owned life insurance (BOLI)	54,331	54,727	54,730	55,136	55,551	55,894	56,262	56,566
Deferred tax assets, net	2,480	1,968	9,302	78,907	75,387	74,082	71,937	71,628
Other assets	21,033	20,542	15,600	14,036	12,990	12,798	12,615	11,985
Total Other assets	203,417	194,782	190,836	249,230	236,356	233,369	230,232	227,729
Total assets	$1,976,432	$1,943,698	$1,931,390	$1,999,325	$2,014,625	$2,058,972	$2,035,647	$2,040,594

Liabilities
Deposits:
Noninterest bearing demand	$353,476	$357,802	$366,889	$373,058	$373,711	$389,926	$389,246	$400,001
Interest bearing:
Savings, NOW, and money market	842,317	847,976	820,230	832,731	852,709	861,735	860,342	857,666
Time	505,685	497,262	493,722	479,047	468,138	457,818	437,597	421,584
Total deposits	1,701,478	1,703,040	1,680,841	1,684,836	1,694,558	1,709,479	1,687,185	1,679,251

Securities sold under repurchase agreements	20,264	24,692	21,646	26,599	24,539	25,224	27,266	27,298
Other short-term borrowings	43,833	769	15,707	3,532	4,111	8,681	12,174	24,946
Junior subordinated debentures	58,378	58,378	58,378	58,378	58,378	58,378	58,378	58,378
Subordinated debt	45,000	45,000	45,000	45,000	45,000	45,000	45,000	45,000
Notes payable and other borrowings	500	500	500	500	500	500	500	500
Other liabilities	33,585	35,202	37,466	37,934	38,966	19,210	11,416	12,177
Total liabilities	1,903,038	1,867,581	1,859,538	1,856,779	1,866,052	1,866,472	1,841,919	1,847,550

Stockholders' equity
Preferred stock	72,002	72,266	72,534	72,808	72,991	54,947	47,331	47,331
Common stock	18,768	18,780	18,785	18,830	18,840	33,104	34,365	34,365
Additional paid-in capital	66,154	66,128	66,174	66,183	66,241	111,279	115,220	115,263
Retained earnings	14,032	17,421	21,786	93,020	93,508	96,002	98,256	99,553
Accumulated other comprehensive loss	(2,483)	(2,768)	(11,707)	(12,493)	(7,177)	(6,982)	(5,594)	(7,618)
Treasury stock	(95,079)	(95,710)	(95,720)	(95,802)	(95,830)	(95,850)	(95,850)	(95,850)
Total stockholders' equity	73,394	76,117	71,852	142,546	148,573	192,500	193,728	193,044
Total liabilities and stockholder's equity	$1,976,432	$1,943,698	$1,931,390	$1,999,325	$2,014,625	$2,058,972	$2,035,647	$2,040,594

Total Earning Assets	$1,782,096	$1,764,196	$1,755,167	$1,745,736	$1,775,470	$1,813,922	$1,797,448	$1,804,782
Total Interest Bearing Liabilities	1,515,977	1,474,577	1,455,183	1,445,787	1,453,375	1,457,336	1,441,257	1,435,372

Old Second Bancorp, Inc. and Subsidiaries

Quarterly Consolidated Statements of Operations

(In thousands, except share data, unaudited)

	2013				2014
	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr	1st Qtr	2nd Qtr	3rd Qtr	4th Qtr
Interest and Dividend Income
Loans, including fees	$14,914	$13,912	$14,327	$13,040	$12,938	$13,046	$13,362	$13,580
Loans held-for-sale	41	45	38	32	25	29	38	41
Securities:
Taxable	2,298	2,698	3,113	3,583	3,502	3,352	3,586	3,691
Tax exempt	119	174	148	146	148	118	110	96
Dividends from Federal Reserve Bank and Federal Home Loan Bank stock	76	76	76	76	76	78	78	77
Interest bearing deposits with financial institutions	42	27	22	17	15	20	25	13
Total interest and dividend income	17,490	16,932	17,724	16,894	16,704	16,643	17,199	17,498
Interest Expense
Savings, NOW, and money market deposits	228	221	206	204	199	188	175	176
Time deposits	1,853	1,800	1,674	1,447	1,321	1,210	1,073	896
Other short-term borrowings	20	-	6	2	2	3	5	9
Junior subordinated debentures	1,287	1,314	1,336	1,361	1,387	1,388	1,072	1,072
Subordinated debt	196	205	209	201	196	198	199	199
Notes payable and other borrowings	4	4	4	4	4	4	4	4
Total interest expense	3,588	3,544	3,435	3,219	3,109	2,991	2,528	2,356
Net interest and dividend income	13,902	13,388	14,289	13,675	13,595	13,652	14,671	15,142
Loan loss reserve release	(2,500)	(1,800)	(1,750)	(2,500)	(1,000)	(1,000)	-	(1,300)
Net interest and dividend income after provision for loan losses	16,402	15,188	16,039	16,175	14,595	14,652	14,671	16,442
Noninterest Income
Trust income	1,491	1,681	1,494	1,673	1,459	1,677	1,483	1,579
Service charges on deposits	1,676	1,799	1,904	1,877	1,720	1,796	1,838	1,725
Secondary mortgage fees	230	267	183	141	112	155	174	180
Mortgage servicing gain (loss), net of changes in fair value	244	743	235	691	(47)	64	252	(60)
Net gain on sales of mortgage loans	1,976	1,811	814	1,026	662	1,038	914	980
Securities gains (losses), net	1,453	745	(7)	(4,103)	(69)	295	1,231	262
Increase in cash surrender value of bank-owned life insurance	407	372	419	405	358	366	304	369
Death benefit realized on bank-owned life insurance	-	375	6	-	-	-	-	-
Debit card interchange income	792	900	873	893	830	930	1,011	1,035
Other income	1,738	1,147	1,549	1,263	1,296	1,160	1,116	1,021
Total noninterest income	10,007	9,840	7,470	3,866	6,321	7,481	8,323	7,091
Noninterest Expense
Salaries and employee benefits	9,032	9,177	9,299	9,180	9,101	9,183	8,856	9,027
Occupancy expense, net	1,279	1,242	1,266	1,245	1,481	1,185	1,143	1,154
Furniture and equipment expense	1,144	1,104	1,026	990	983	984	989	1,016
FDIC insurance	1,035	1,024	987	981	279	627	649	615
General bank insurance	849	491	489	489	489	343	371	358
Amortization of core deposit	525	525	524	525	512	511	154	-
Advertising expense	166	328	347	384	303	459	291	225
Debit card interchange expense	344	362	366	361	378	412	418	423
Legal fees	323	486	615	642	257	409	332	335
Other real estate expense, net	3,097	3,302	2,544	1,804	1,008	1,650	2,007	2,252
Other expense	3,144	3,510	3,119	3,472	2,725	3,289	3,134	3,362
Total noninterest expense	20,938	21,551	20,582	20,073	17,516	19,052	18,344	18,767
Income before (loss) income taxes	5,471	3,477	2,927	(32)	3,400	3,081	4,650	4,766
(Benefit) provision for income taxes	-	-	(69,997)	(245)	1,198	1,060	1,726	1,777
Net income	5,471	3,477	72,924	213	2,202	2,021	2,924	2,989
Preferred stock dividends and accretion of discount	1,289	1,305	1,323	1,341	1,572	1,348	1,065	1,077
Dividends waived upon preferred stock redemption	-	-	-	-	-	(5,433)	-	-
Gain on preferred stock redemption	-	-	-	-	-	(1,348)	-	-
Net income (loss) available to common stockholders	$4,182	$2,172	$71,601	$(1,128)	$630	$7,454	$1,859	$1,912

Basic earnings (loss) per share	$0.30	$0.15	$5.08	$(0.08)	$0.04	$0.26	$0.06	$0.06
Diluted earnings (loss) per share	0.30	0.15	5.08	(0.08)	0.04	0.26	0.06	0.06

The table below provides a reconciliation of each non GAAP tax equivalent measure to the GAAP equivalent for the periods indicated:

	Three Months Ended		Year Ended
	December 31,		December 31,
	2014	2013	2014	2013
Net Interest Margin
Interest income (GAAP)	$17,498	$16,894	$68,044	$69,040
Taxable-equivalent adjustment:
Loans	28	18	111	68
Securities	52	79	255	317
Interest income - TE	17,578	16,991	68,410	69,425
Interest expense (GAAP)	2,356	3,219	10,984	13,786
Net interest income -TE	$15,222	$13,772	$57,426	$55,639
Net interest income (GAAP)	$15,142	$13,675	$57,060	$55,254
Average interest earning assets	$1,804,782	$1,745,736	$1,797,985	$1,761,681
Net interest margin (GAAP)	3.33%	3.11%	3.17%	3.14%
Net interest margin - TE	3.35%	3.13%	3.19%	3.16%

	(unaudited)		(unaudited)
	As of December 31,		As of September 30,
(dollars in thousands)	2014	2013	2014

Tier 1 capital
Total equity	$194,163	$147,692	$192,691
Tier 1 adjustments:
Trust preferred securities allowed	56,625	51,577	56,625
Cumulative other comprehensive loss	7,713	7,038	7,232
Disallowed goodwill and intangible assets	-	(1,177)	-
Disallowed deferred tax assets	(61,456)	(70,350)	(65,260)
Other	(546)	(581)	(564)
Tier 1 capital	$196,499	$134,199	$190,724

Total capital
Tier 1 capital	$196,499	$134,199	$190,724
Tier 2 additions:
Allowable portion of allowance for loan losses	17,083	15,898	16,782
Additional trust preferred securities disallowed for tier 1 capital	-	5,048	-
Subordinated debt	27,000	36,000	27,000
Tier 2 additions subtotal	44,083	56,946	43,782
Allowable Tier 2	44,083	56,946	43,782
Other Tier 2 capital components	(6)	(6)	(6)
Total capital	$240,576	$191,139	$234,500

Tangible common equity
Total equity	$194,163	$147,692	$192,691
Less: Preferred equity	47,331	72,942	47,331
Goodwill and intangible assets	-	1,177	-
Tangible common equity	$146,832	$73,573	$145,360

Tier 1 common equity
Tangible common equity	$146,832	$73,573	$145,360
Tier 1 adjustments:
Cumulative other comprehensive loss	7,713	7,038	7,232
Other	(62,002)	(70,931)	(65,824)
Tier 1 common equity	$92,543	$9,680	$86,768

Tangible assets
Total assets	$2,061,787	$2,004,034	$2,033,099
Less:
Goodwill and intangible assets	-	1,177	-
Tangible assets	$2,061,787	$2,002,857	$2,033,099

Total risk-weighted assets
On balance sheet	$1,328,238	$1,224,438	$1,300,773
Off balance sheet	33,570	36,023	34,883
Total risk-weighted assets	$1,361,808	$1,260,461	$1,335,656

Average assets
Total average assets for leverage	$1,978,591	$1,927,217	$1,969,823